Exhibit 99

ORBCOMM ANNOUNCES PUBLIC OFFERING OF 5.5 MILLION SHARES OF COMMON STOCK

Rochelle Park, NJ, January 16, 2014—ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) solutions, announced today an underwritten registered public offering (“Offering”), subject to market and other conditions, of 5,500,000 shares of its common stock, par value $0.001 per share. In connection with the Offering, ORBCOMM intends to grant the underwriters an over-allotment option to purchase up to 825,000 additional shares of its common stock. ORBCOMM is offering all of the shares and will receive all the net proceeds of the Offering.

ORBCOMM intends to use the Offering net proceeds for future acquisitions as part of our strategy to pursue growth opportunities and/or for general corporate purposes, which may include, among other things, investments in its next generation end-to-end solutions and products, debt repayment, working capital and capital expenditures. Net proceeds may be temporarily invested before use.

Raymond James & Associates, Inc. is acting as sole book-running manager for the Offering. Canaccord Genuity Inc. and Craig-Hallum Capital Group LLC are acting as co-managers for the Offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement may also be obtained from Raymond James & Associates, Inc., Attention: Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at 1-800-248-8863, or by email at prospectus@raymondjames.com.

This press release is not an offer to sell and is not soliciting an offer to buy any of the securities, nor shall there be any offer or sale of the securities in any jurisdiction where the offer or sale is not permitted.

About OBRCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrakTM, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives, estimates and expectations for future events and include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the company’s expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the company’s control, that may cause the company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012, and other documents, on file with the Securities and Exchange Commission. The company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts
Investor Inquiries:	Financial Media:
Robert Costantini	Chuck Burgess
Chief Financial Officer	President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6305	212-371-5999
costantini.robert@orbcomm.com	clb@abmac.com